                                                                EXHIBIT 99


[LOGO]  REPUBLIC
        INDUSTRIES, INC.
                                             450 East Las Olas Boulevard
                                             Suite 1200
                                             Fort Lauderdale, Florida 33301
                                             954-713-5200
                                             954-713-2115 FAX



FOR IMMEDIATE RELEASE                       CONTACTS: MICHAEL KARSNER
---------------------                                 (954) 713-5230

                                                      J. RONALD CASTELL
                                                      (954) 713-5355


           REPUBLIC INDUSTRIES, INC. REPORTS FOURTH QUARTER RESULTS


        Ft. Lauderdale, Florida (January 30, 1997)--Republic Industries, Inc. (NASDAQ:RWIN) today reported operating results for the three months and year ended December 31, 1996.

        Excluding the results of Alamo Rent-A-Car, Inc., which the Company acquired last November, and one-time and extraordinary charges as previously announced, the Company's net income for the fourth quarter was $16 million, or six cents per share. These results were in line with analysts' expectations.

        Revenue for the three months ended December 31, 1996 was $663 million as compared to $438 million for the same period in 1995, an increase of 51%. Revenue for the year ended December 31, 1996 was $2.4 billion, an increase of 33% over the $1.8 billion reported for 1995.

        For the three months ended December 31, 1996, Republic incurred an extraordinary charge of $32 million, net of income taxes, related to a refinancing of debt assumed in connection with the Alamo acquisition. This debt was refinanced in December 1996 at substantially lower interest rates. The Company also incurred a one-time, pre-tax charge of approximately $88 million related primarily to the integration of the operations of Alamo with Republic as well as merger expenses associated with the acquisitions of Alamo, Addington Resources, Inc. and Continental Waste Industries, Inc.

        Due to the one-time and extraordinary charges, Republic posted a net loss of $97 million for the three months ended December 31, 1996 and a net loss of $59 million for the year ended December 31, 1996. The Company's operating results for 1995 have been restated to reflect certain mergers which were accounted for under the pooling of interests method of accounting.

        H. Wayne Huizenga, Chairman and Co-Chief Executive Officer of Republic, stated "We are extremely pleased with the performance of our solid waste and electronic security divisions and the integration of Alamo. The pending acquisition of National Car Rental System, Inc. provides a complementary fit with Alamo and we are very excited about our prospects in the car rental industry."

        "We are aggressively developing our new car dealership network by acquiring premier auto dealerships in markets where we intend to open AutoNation USA megastores," Mr. Huizenga commented. He also added, "We believe 1997 is shaping up to be an outstanding year for Republic and we are poised to take advantage of the opportunities that lie ahead in all of our business segments."

        Republic is a diversified company operating in the automotive, solid waste, electronic security and out-of-home media industries.


                                   --More--

                              REPUBLIC INDUSTRIES, INC.
             UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (In thousands, except per share data)

                                                    Three Months Ended December 31,        Year Ended December 31,
                                                    -------------------------------        ------------------------
                                                       1996                1995            1996                1995
                                                       ----                ----            ----                ----
                                                                            (a)                                 (a)

Revenue                                             $663,064             $438,375         $2,365,520       $1,791,446

Expenses:
  Cost of operations                                 415,310              214,655          1,232,861          853,759
  Selling, general and administrative                295,470              227,302          1,096,767          921,477
  Restructuring and merger expenses                   30,712                3,264             38,335            3,264
                                                    --------             --------         ----------        ---------
                                                     741,492              445,221          2,367,963        1,778,500

Operating income (loss)                              (78,428)              (6,846)            (2,443)          12,946

Interest income                                        7,272                5,722             20,564           12,041
Interest expense                                      (9,855)              (7,710)           (33,496)         (23,249)
Other income (expense), net                              739               (1,487)             5,135              975
                                                    --------             --------         ----------        ---------
Income (loss) from continuing operations
  before income taxes and extraordinary charge       (80,272)             (10,321)           (10,240)           2,713

Provision (benefit) for income taxes                 (15,313)              (2,865)            17,665            4,176
                                                    --------             --------         ----------        ---------

Loss from continuing operations before
  extraordinary charge                               (64,959)              (7,456)           (27,905)          (1,463)

Extraordinary charge related to early
  extinguishment of debt, net of taxes               (31,592)                  --            (31,592)              --
                                                    --------             --------         ----------        ---------

Loss from continuing operations                      (96,551)              (7,456)           (59,497)          (1,463)

Loss from discontinued operations                         --                 (801)                --          (25,123)
                                                    --------             --------         ----------        ---------

Net loss                                            ($96,551)             ($8,257)          ($59,497)        ($26,586)
                                                    ========             ========         ==========        =========

Loss per common share:
  Loss from continuing operations before
    extraordinary charge                               ($.26)               ($.03)             ($.12)           ($.01)
  Extraordinary charge                                  (.12)                  --               (.13)              --
  Loss from discontinued operations                       --                   --                 --             (.15)
                                                    --------             --------         ----------        ---------
  Net loss                                             ($.38)               ($.03)             ($.25)           ($.16)
                                                    ========             ========         ==========        =========

Weighted average common shares                       252,623              242,277            238,866          170,273
                                                    ========             ========         ==========        =========


(a) Operating results for the three and twelve month periods ended December 31, 1995 have been restated to reflect business combinations accounted for under the pooling of interests method of accounting.

                                     ##